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                    SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                                FOUR TIMES SQUARE
                             NEW YORK, NY 10036-6522

                                 (212) 735-3000


                                October 29, 2002



BlackRock Insured Municipal Income Trust
100 Bellevue Parkway
Wilmington, Delaware 19809

              Re: BlackRock Insured Municipal Income Trust
                  Registration Statement on Form N-2

Ladies and Gentlemen:

         We have acted as special counsel to BlackRock Insured Municipal Income Trust, a statutory trust created under the Delaware Statutory Trust Act (the "Trust"), in connection with the initial public offering by the Trust of up to 600,000 shares (including shares subject to an over-allotment option) of the Trust's common shares (the "Shares") of beneficial interest, par value $0.001 per share (the "Common Shares").

         This opinion is being furnished in accordance with the requirements of
Item 24 of the Form N-2 Registration Statement under the Securities Act of 1933, as amended (the "1933 Act"), and the Investment Company Act of 1940, as amended (the "1940 Act").

         In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Notification of Registration of the Trust as an investment company under the 1940 Act, on Form N-8A, dated August 19, 2002, as filed with the Securities and Exchange Commission (the "Commission") on August 19, 2002, (ii) the Registration Statement of the Trust on Form N-2 (File Nos. 333-98357 and 811-21178), as filed with the Commission on August 19, 2002 under the Securities Act of 1933, as amended (the "1933 Act") and the 1940 Act, Pre-Effective Amendment No. 1 thereto, as filed with the Commission on September 5, 2002, Pre-Effective Amendment No. 2 thereto, as filed with the Commission on September 24, 2002, and Pre-Effective Amendment No. 3 thereto, as filed with the Commission on October 28, 2002, under the 1933 Act (such Registration Statement, as declared effective on October 28, 2002, as so amended, being hereinafter referred to as the "Registration Statement"); (iii) the Registration Statement of the Trust on Form N-2 as filed with the Commission on October 29, 2002 deemed effective automatically upon filing pursuant to Rule 462(b) under the 1933 Act (such Registration Statement being hereinafter referred to as the "Supplemental Registration Statement"); (iv) the Underwriting Agreement (the "Underwriting


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BlackRock Insured Municipal Income Trust
October 28, 2002
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Agreement") entered into between the Trust, as issuer, BlackRock Advisors, Inc., as investment adviser to the Trust, BlackRock Financial Management, Inc., as investment sub-adviser to the Trust, and Salomon Smith Barney Inc., as representative of the several underwriters named therein (the "Underwriters");
(v) a specimen certificate representing the Common Shares; (vi) the Corrected Certificate of Trust, as filed with the Secretary of State of Delaware, and the Amended and Restated Agreement and Declaration of Trust of the Trust, as currently in effect; (vii) the Amended and Restated By-Laws of the Trust, as currently in effect; (viii) certain resolutions of the Board of Trustees of the Trust relating to the issuance and sale of the Shares and related matters; and
(ix) certain resolutions of the shareholders of the Trust adopted on October 22, 2002. We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Trust and such agreements, certificates of public officials, certificates of officers or other representatives of the Trust and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

         In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such copies. In making our examina tion of documents, we have assumed that the parties thereto, other than the Trust, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. In rendering the opinion set forth below, we have assumed that the share certificates representing the Shares will conform to the specimen examined by us and will have been manually signed by an authorized officer of the transfer agent and registrar for the Common Shares and registered by such transfer agent and registrar. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Trust and others.

         Members of our firm are admitted to the bar in the State of Delaware and we do not express any opinion as to the laws of any jurisdiction other than the Delaware Statutory Trust Act.

         Based upon and subject to the foregoing, we are of the opinion that the issuance and sale of the Shares will have been duly authorized when (i) the Supplemental Registration Statement becomes effective; (ii) certificates representing the Shares in the form of the specimen certificate examined by us have been manually signed by an authorized officer of the transfer
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BlackRock Insured Municipal Income Trust
October 28, 2002
Page 3



agent and registrar for the Common Shares and registered by such transfer agent and registrar; and (iii) the Shares have been delivered to and paid for by the Underwriters at a price per share not less than the per share par value of the Common Shares as contemplated by the Underwriting Agreement, the Shares will be validly issued, fully paid and nonassessable (except as provided in the last sentence of Section 3.8 of the Agreement and Declaration of Trust).

         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Supplemental Registration Statement. We also consent to the reference to our firm under the caption "Legal Opinions" in the Supplemental Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission.

                                    Very truly yours,

                                    /s/ Skadden, Arps, Slate, Meagher & Flom LLP